UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 28, 2012

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34437	11-3447894
(Commission File Number)	(IRS Employer Identification No.)

26 West 17th Street 2nd Floor
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

(646) 553-4845
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, KIT digital, Inc. (the “Company”) made grants of restricted stock to certain officers and directors of the Company, including K. Peter Heiland, Seth Hamot, Fabrice Hamaide, Greg Petersen and William Russell, in amounts of 38,585, 38,585, 200,000, 50,120 and 50,120, respectively. In light of the Company’s previously disclosed financial statement restatement and other matters currently impacting the Company, the Company’s Board of Directors has approved the rescission of those awards in their entirety and the Company and each of the aforementioned officers and directors determined that it was in their respective best interests to rescind the grants of restricted stock.

The restricted stock grants, which were initially granted by agreements between the Company and each of the aforementioned officers and directors, have been rescinded by agreements dated December 28, 2012 between the Company and each such officer and directors during the same tax year, such that the parties have been returned to the same position as if the restricted stock grants had never occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Peter Heiland
	Name:	Peter Heiland
	Title:	Interim Chief Executive Officer

Date: January 2, 2013